                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer_Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                               GIVE THE SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                      NUMBER OF--

1.  An individual's account                    The individual
2.  Two or more individuals (joint account)    The actual owner of the account
                                               or, if combined funds, any one
                                               of the individuals (1)
3.  Husband and wife (joint account)           The actual owner of the account
                                               or, if joint funds, either
                                               person (1)
4.  Custodian account of a minor (Uniform      The minor (2)
    Gift to Minors Act)
5.  Adult and minor (joint account)            The adult or, if the minor is
                                               the only contributor, the
                                               minor (1)
6.  Account in the name of guardian or         The ward, minor, or
    committee for a designated ward,           incompetent person (3)
    minor, or incompetent person
7.  a. The usual revocable savings trust       The grantor-trustee (1)
    account (grantor is also trustee)
    b. So-called trust account that is not a   The actual owner (1)
    legal or valid trust under State law
8.  Sole proprietorship account                The owner (4)

                                               GIVE THE EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                      NUMBER OF--

9.  A valid trust, estate, or pension trust    The legal entity (Do not furnish
                                               the identifying number of the
                                               person representative or trustee
                                               unless the legal entity itself
                                               is not designated in the account
                                               title) (5)
10. Corporate account                          The corporation
11. Religious, charitable, or educational      The organization
    organization account
12. Partnership account held in the name of    The partnership
    the business
13. Association, club, or other tax-exempt     The organization
    organization
14. A broker or registered nominee             The broker or nominee
15. Account with the Department of             The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or prison)
    that receives agricultural program
    payments




(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    PAGE 2



OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

          .  A corporation

          .  A financial institution

          . An organization exempt from tax under section 501(a). or an individual retirement plan.

          .  The United States or any agency or instrumentality thereof.

          . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

          . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

          . An international organization or any agency, or instrumentality thereof.

          . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

          .  A real estate investment trust.

          .  A common trust fund operated by a bank under section 584(a).

          . An exempt charitable remainder trust, or a nonexempt trust describe in section 4947(a)(1).

          . An entity registered at all times under the Investment Company Act of 1940.

          .  A foreign central bank of issue.

          Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

          . Payments to nonresident aliens subject to withholding under section 1441.

          . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

          . Payments of patronage dividends where the amount received is not paid in money.

          .  Payments made a by a certain foreign organizations.

          .  Payments made to a nominee.

          Payments of interest not generally subject to backup withholding include the following:

          .  Payments of Interest on obligations issued by individuals.  Note:
You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

          . Payments of tax-exempt interest (including exempt-interest dividends under section 852). Payments described in section 6049(b)(5) to non-resident aliens.

          .  Payments on tax-free covenant bonds under section 1451.

          .  Payments made by certain foreign organizations.

          .  Payments made to a nominee.

Exempt Payees described above should file form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

          Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES



(1) PENALTIES FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE